Exhibit 5.1
BARNES & THORNBURG LLP
http://www.btlaw.com                                        11 South Meridian Street
Indianapolis, IN 46204-3535

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January 14, 2015

Stonegate Mortgage Corporation
9190 Priority Way West Drive, Suite 300
Indianapolis, IN 46240

RE:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Stonegate Mortgage Corporation, an Ohio corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”), including the base prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement (as defined below), other than as expressly stated herein with respect to the issuance of certain of the Securities (as defined below).
The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
The Registration Statement relates to the possible offerings by the Company, from time to time, of up to $200,000,000 aggregate amount of the following securities of the Company as more fully described in the Registration Statement:

(i)	common stock, $0.01 par value per share (“Common Stock”);

(ii)	preferred stock, without par value, (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Depositary Receipts”);

(iii)	debt securities (“Debt Securities”); and

(iv)	warrants to purchase shares of Common Stock (“Warrants”).
The Registration Statement also relates to the registration of up to 9,472,821 shares of Common Stock of the Company to be sold from time to time by certain stockholders of the Company, 9,195,044 of which are currently outstanding (the “Selling Stockholder Shares”) and 277,777 of which are subject to currently outstanding warrants (the “Selling Stockholder Warrant Shares”).

The Common Stock, Preferred Stock, Depositary Receipts, Debt Securities, Warrants, and Selling Stockholder Shares are collectively referred to herein as the “Securities.” The Registration Statement, and the Prospectus included therein, provide that the Securities may be offered separately, or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).
In connection with this opinion, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended and restated; (iii) the Company’s Code of Regulations, as amended and restated; (iv) corporate proceedings of the Company relating to the Registration Statement and the transactions contemplated thereby; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company.
In rendering this opinion, we have assumed that, upon the issuance of any of the shares of Common Stock and/or Preferred Stock that may be offered and sold under the Registration Statement (including shares of Common Stock issued upon conversion of the Warrants), (i) the total number of issued and outstanding shares of Common Stock and/or Preferred Stock (as the case may be) after giving effect to such issuance thereof whether directly or upon the conversion of the Preferred Stock or the Warrants, if any, would not exceed the total number of shares of Common Stock and/or Preferred Stock (as the case may be) that the Company is then authorized to issue under its articles of incorporation, as they may then be amended, and (ii) with respect to any issuance of shares of Preferred Stock, the total number of issued and outstanding shares of the applicable series of Preferred Stock (after giving effect to such issuance) would not exceed the total number of shares of such series of Preferred Stock that the Company is then authorized to issue under its articles of incorporation, as they may then be amended.
We have also assumed the genuineness of signatures, the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.
We are opining herein as to the Ohio General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.
Based on the foregoing, we are of the opinion that:

1.
When (a) all necessary corporate action to authorize and approve the issuance of the shares of Common Stock has been taken, and (b) the shares of Common Stock are issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of applicable consideration; the shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Ohio General Corporation Law.

2.
When (a) all necessary corporate action has been taken approving and authorizing the issuance of the shares of Preferred Stock (including the establishment of the terms thereof), (b) the applicable certificate of amendment to the articles of incorporation has been duly filed with the Secretary of State of the State of Ohio, and (c) the shares of Preferred Stock are issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of the applicable consideration; the shares of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Ohio General Corporation Law.

3.
When (a) all necessary corporate action to approve and authorize the execution and delivery of a warrant agreement that conforms in all material respects to the description thereof in the Registration Statement (each a "Warrant Agreement") has been taken, (b) such Warrant Agreement has been duly authorized, executed and delivered by all of the parties thereto, (c) the terms of the Warrants and the issuance and sale of the Warrants (and the shares of Common Stock underlying the Warrants) have been duly authorized and established in conformity with the Warrant Agreement, and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against delivery of the applicable consideration, the Warrants will constitute valid and binding obligations of the Company, and when issued in connection with the exercise of the Warrants pursuant to the terms and conditions of the Warrants, the shares of Common Stock will be validly issued, fully paid and nonassessable.

4.	The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

5.
When the warrants evidencing the Selling Stockholder Warrant Shares are exercised pursuant to their terms and conditions, the Selling Stockholder Warrant Shares will be validly issued, fully paid and nonassessable.

Insofar as the opinions expressed above relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, such opinions are subject to applicable bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies and to the application of principles of public policy.
Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Validity of Securities.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities covered by this opinion letter. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP